UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, Greg Lipschitz resigned from his position as the Executive Chairman of Firefly Neuroscience, Inc. (the “Company”), effective immediately. Mr. Lipschitz remains as a director of the Company. Mr. Lipschitz’s resignation was not related to any disagreement regarding the Company’s operations, policies or practices. On the same date, the board of directors (the “Board”) of the Company elected Arun Menawat as the Chairman of the Company, effective immediately. In connection with such appointment, Mr. Menawat no longer serves as a member of the Audit Committee of the Board of Directors (the “Audit Committee”) or the chairperson of the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Board appointed David DeCaprio as a member of the Audit Committee and Stella Vnook as a member of the Compensation Committee. In addition, Mr. DeCaprio was elected as the chairperson of the Compensation Committee.

On March 10, 2025, the Compensation Committee granted an incentive stock option to purchase 15,000 shares of the Company’s common stock, par value $0.0001 per share, and a restricted award of 10,000 restricted stock units to Paul Krzywicki, the Chief Financial Officer of the Company, under the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (the “Plan”), subject to the Company’s standard form of incentive stock option agreement and restricted stock unit agreement for the Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025	FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
Name: Greg Lipschitz
Title: Interim Chief Executive Officer